Exhibit 10.5

908 Devices Inc.

Amended and Restated
Non-Employee Director Compensation Policy

The purpose of this Non-Employee Director Compensation Policy (the “Policy”) of 908 Devices Inc. (the “Company”) is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“non-employee directors”). In furtherance of the purpose stated above, all non-employee directors shall be paid compensation for services provided to the Company as set forth below:

Cash Retainers

Annual Retainer for Board Membership: $40,000 for general availability and participation in meetings and conference calls of our Board of Directors, to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter. No additional compensation will be paid for attending individual meetings of the Board of Directors.

Additional Annual Retainer for Non-Executive Chair:  $50,000

Additional Annual Retainers for Committee Membership:

Audit Committee Chair:$20,000

Audit Committee member:$10,000

Compensation Committee Chair:$20,000

Compensation Committee member:$10,000

Nominating and Corporate Governance Committee Chair:$15,000

Nominating and Corporate Governance Committee member:$7,500

Chair and committee member retainers are in addition to retainers for members of the Board of Directors. No additional compensation will be paid for attending individual committee meetings of the Board of Directors.

Equity Retainers

Initial Award: An initial, one-time equity award (the “Initial Award”), representing $200,000 of value on the grant date, will be granted to each new non-employee director upon his or her election to the Board of Directors, with 50% of the value allocated to Restricted Stock Unit awards (“RSUs”), and 50% of the value allocated to Non-Qualified Stock Option awards (“NQSOs”).

The number of RSUs issued shall be calculated by dividing $100,000 by the closing market price on the NASDAQ Global Market (or such other market on which the Company’s common stock is then principally listed) of a share of the Company’s common stock on the effective date of grant, and rounding up to the next whole number of shares.

The number of NQSOs granted shall be calculated by dividing $100,000 by the fair value calculated under ASC Topic 718 (i.e., Black-Scholes Value) of an option to purchase a share of the Company’s common stock on the effective date of grant, and rounding up to the next whole number of shares. The NQSOs subject to the Initial Award shall expire ten years from the date of grant and the exercise price per share of such NQSOs shall be the closing market price on the NASDAQ Global Market (or such other market on which the Company’s common stock is then principally listed) of a share of the Company’s common stock on the effective date of grant.

The RSUs shall vest annually over three (3) years from the director commencement date, with pro rata vesting upon termination of service for any reason, and the NQSOs shall vest monthly over three (3) years from the director commencement date.

Annual Award: On or about the date of each Annual Meeting of Stockholders of the Company (the “Annual Meeting”), each continuing non-employee director, other than a director who joined the Board of Directors and received an Initial Award within 90 days of such Annual Meeting, will receive an annual equity award (the “Annual Award”), representing $150,000 of value on the grant date, with 50% of the value allocated to RSUs, and 50% of the value allocated to NQSOs.

The number of RSUs issued shall be calculated by dividing $67,500 by the closing market price on the NASDAQ Global Market (or such other market on which the Company’s common stock is then principally listed) of a share of the Company’s common stock on the effective date of grant, and rounding up to the next whole number of shares.

The number of NQSOs granted shall be calculated by dividing $67,500 by the fair value calculated under ASC Topic 718 (i.e., Black-Scholes Value) of an option to purchase a share of the Company’s common stock on the effective date of grant, and rounding up to the next whole number of shares. The NQSOs subject to the Annual Award shall expire ten years from the date of grant and the exercise price per share of such NQSOs shall be the closing market price on the NASDAQ Global Market (or such other market on which the Company’s common stock is then principally listed) of a share of the Company’s common stock on the effective date of grant.

The RSUs shall vest in full at the one year anniversary of the Annual Meeting, or the day prior to the next Annual Meeting, whichever is first to occur, with pro rata vesting upon termination of service for any reason, and the NQSOs shall vest monthly over one (1) year from the date of the Annual Meeting.

Sale Event Acceleration: All outstanding Initial Awards and Annual Awards held by a non-employee director shall become fully vested and exercisable upon a Sale Event (as defined in the Company’s 2020 Stock Option and Incentive Plan).

Expenses

The Company will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board of Directors or any committee thereof.

Effective as of February 26, 2026